As filed with the Securities and Exchange Commission on February 2, 2001

                                                      Registration No. 333-45464
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                          PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        MEDICAL CAPITAL MANAGEMENT, INC.
                (Name of Registrant as Specified in its Charter)

           DELAWARE                        6153                  88-0473359
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                                 5190 NEIL ROAD
                               RENO, NEVADA 89502
                                 (775) 825-8822
          (Address and telephone number of principal executive offices and principal place of business)

             SIDNEY M. FIELD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MEDICAL CAPITAL MANAGEMENT, INC.
                         2100 SOUTH STATE COLLEGE BLVD.
                            ANAHEIM, CALIFORNIA 92806
                                 (714) 935-3100
           (Name, address, and telephone number of agent for service)

                                 With copies to:

                            Robert J. Ahrenholz, Esq.
                            Michael T. Lambert, Esq.
                                 Kutak Rock LLP
                       717 Seventeenth Street, Suite 2900
                             Denver, Colorado 80202
                                 (303) 297-2400

     Approximate date of commencement of proposed sale to the public: From time to time as soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(a) MAY DETERMINE.
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
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably believed to in, or not opposed to, the best interests of the corporation.

     Section 102 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders.

     Our Certificate of Incorporation provides for indemnification of our officers and directors against all liability and expense to the fullest extent permitted by Delaware law, including eliminating or limiting the personal liability of our officers and directors to us and our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, our Bylaws provide indemnity to our officers and directors which affects such a person's liability while acting in a corporate capacity. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We will pay all expenses in connection with the registration and sale of the shares of the notes specified in this prospectus. The estimated expenses of issuance and distribution are set forth below.

SEC Registration Fees                                                   $ 19,800
NASD Filing Fees                                                           8,000
Blue Sky Qualification Fees and Expenses                                  20,000
Trustee Fees                                                              25,000
Printing Fees and Expenses                                                40,000
Legal Fees                                                               100,000
Accounting Fees                                                           20,000
Miscellaneous                                                              2,200
                                                                        --------
Total                                                                   $235,000
                                                                        ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     (a) On August 4, 2000, in connection with our incorporation, we issued 1,000 shares of common stock, par value $0.01 per share, to our parent, Medical Capital Holdings, Inc., at a purchase price of $0.01 per share. These shares represent all of our issued and outstanding common stock. This sale and issuance of securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering. Exemption from the registration provisions of the Securities Act of 1933 is claimed on the basis that the purchaser represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, such transactions did not involve any public offering and the purchasers were sophisticated and had adequate access to information about us through their relationship with us.

     (b) There were no underwriters employed in connection with the transaction set forth in Item 15(a).

ITEM 27. EXHIBITS

The following is a list of exhibits filed with this Registration Statement:


EXHIBIT                            DESCRIPTION
-------                            -----------

1.01 Broker-Dealer Agreement, dated as of October 6, 2000, between Medical Capital Management, Inc. and First Securities USA, Inc. (1)

1.02 Broker-Dealer Agreement, dated as of October 19, 2000, between Medical Capital Management, Inc. and Metropolitan Investment Securities. (1)

1.03 Amendment No. 1, dated as of January 17, 2001, to the Broker-Dealer Agreement, dated as of October 6, 2000, between Medical Capital Management, Inc. and First Securities USA, Inc. (1)

1.04 Amendment No. 1, dated as of January 17, 2001, to the Broker-Dealer Agreement, dated as of October 19, 2000, between Medical Capital Management, Inc. and Metropolitan Investment Securities. (1)

3.01    Articles of Incorporation of Medical Capital Management, Inc. (1)

3.02    Bylaws of Medical Capital Management, Inc. (1)

4.01 Note Issuance and Security Agreement, dated as of January 31, 2001, between Medical Capital Management, Inc. and Zions First National Bank, as trustee.

5.01    Opinion of Kutak Rock LLP as to the validity of the notes. (1)

8.01    Opinion of Kutak Rock LLP as to material tax matters. (1)

10.01 Master Servicing Agreement between Medical Capital Management, Inc. and Medical Tracking Services, Inc. (1)

10.02 Administrative Services Agreement, dated August 4, 2000, between Medical Capital Management, Inc. and Medical Capital Corporation. (1)

23.01   Consent of Independent Accountants. (1)

23.02   Consent of Kutak Rock LLP (included in exhibits 5.01 and 8.01).

24.01 The Power of Attorney, included on Page II-4 of the Registration Statement, filed on September 8, 2000, is incorporated herein by reference.

25.01   Statement of Eligibility of the Trustee. (1)

27.01   Financial Data Schedule of Medical Capital Management, Inc. (1)


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(1)  Previously filed.

ITEM 28. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  The undersigned registrant will:

     (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Pre-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, in the city of Reno, state of Nevada, on February 2, 2001.

                                   MEDICAL CAPITAL MANAGEMENT, INC.

                                   By: /s/ Sidney M. Field
                                       -----------------------------------------
                                       Sidney M. Field, President, Chief
                                       Executive Officer and Director

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                         TITLE                        DATE
      ---------                         -----                        ----

/s/ Sidney M. Field      President, Chief Executive Officer     February 2, 2001
---------------------    and Director
Sidney M. Field


        ***              Vice President and Director            February 2, 2001
---------------------
Lawrence J. Edwards

        ***              Chief Operating Officer, Secretary     February 2, 2001
---------------------    and Director
Joseph J. Lampariello

        ***              Treasurer and Chief Accounting         February 2, 2001
---------------------    Officer (Chief Financial Officer)
Alan J. Meister

        ***              Director                               February 2, 2001
---------------------
Joseph J. DioGuardi

        ***              Director                               February 2, 2001
---------------------
Gary L. Nielsen

*** By: /s/ Sidney M. Field
        -----------------------
        Sidney M. Field,
        As Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT                            DESCRIPTION
-------                            -----------

1.01 Broker-Dealer Agreement, dated as of October 6, 2000, between Medical Capital Management, Inc. and First Securities USA, Inc. (1)

1.02 Broker-Dealer Agreement, dated as of October 19, 2000, between Medical Capital Management, Inc. and Metropolitan Investment Securities. (1)

1.03 Amendment No. 1, dated as of January 17, 2001, to the Broker-Dealer Agreement, dated as of October 6, 2000, between Medical Capital Management, Inc. and First Securities USA, Inc. (1)

1.04 Amendment No. 1, dated as of January 17, 2001, to the Broker-Dealer Agreement, dated as of October 19, 2000, between Medical Capital Management, Inc. and Metropolitan Investment Securities. (1)

3.01    Articles of Incorporation of Medical Capital Management, Inc. (1)

3.02    Bylaws of Medical Capital Management, Inc. (1)

4.01 Note Issuance and Security Agreement, dated as of January 31, 2001, between Medical Capital Management, Inc. and Zions First National Bank, as trustee.

5.01    Opinion of Kutak Rock LLP as to the validity of the notes. (1)

8.01    Opinion of Kutak Rock LLP as to material tax matters. (1)

10.01 Master Servicing Agreement between Medical Capital Management, Inc. and Medical Tracking Services, Inc. (1)

10.02 Administrative Services Agreement, dated August 4, 2000, between Medical Capital Management, Inc. and Medical Capital Corporation. (1)

23.01   Consent of Independent Accountants. (1)

23.02   Consent of Kutak Rock LLP (included in exhibits 5.01 and 8.01).

24.01 The Power of Attorney, included on Page II-4 of the Registration Statement, filed on September 8, 2000, is incorporated herein by reference.

25.01   Statement of Eligibility of the Trustee. (1)

27.01   Financial Data Schedule of Medical Capital Management, Inc. (1)


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(1)  Previously filed.